Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We have issued our report dated November 21, 2003 accompanying the consolidated financial statements included in the Annual Report of Sterion Incorporated on Form 10-KSB for the year ended September 30, 2003.  As independent public accountants, we hereby consent to the incorporation by reference of said report in the Registration Statement of Sterion Incorporated on Form S-3 (File No. 333-43616), filed August 11, 2000.

/s/, Virchow, Krause & Company, LLP

Minneapolis, Minnesota

December 29, 2003